UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

WESTERN URANIUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	000-55626	98-1271843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Bay Street, Suite 1400, Toronto, Ontario, Canada	M5H 2S8
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 340-5633

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities

On February 8, 2018, in connection with the appointment of Bryan Murphy to the Board of Directors of Western Uranium Corporation (the “Company”), the Company granted Mr. Murphy 100,000 options (“Options”) to purchase common shares (“Common Shares”) pursuant to the Company’s incentive stock option plan. Each Option is exercisable to purchase one Common Share at an exercise price of CAD$1.00. Half of the Options vested on February 8, 2018 and will expire on January 31, 2023, and the other half will vest on December 31, 2018 and expire on December 31, 2023. The Company relied on Rule 903 of Regulation S for the issuance of the Options and the offer of the underlying Common Shares.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Bryan Murphy has been appointed a member of the Board of Directors of the Company effective January 31, 2018. The Company anticipates that Mr. Murphy will also be appointed to serve as a member of the Audit Committee of the Board.

Mr. Murphy is a Managing Partner of Quest Partners, a boutique investment bank that focuses on the provision of M&A, corporate finance, and business strategy services. Since founding the firm in 2006, Mr. Murphy has developed extensive international experience and relationships advising high-growth businesses across North America, Europe and the Middle East. In the prior dozen years, Mr. Murphy held senior management roles at Canadian Tire Corporation overseeing divisions and business lines. Additionally, Mr. Murphy was formerly a board member of Covenant House Toronto, one of Canada’s largest homeless youth agencies. Mr. Murphy has an Honours Bachelor of Arts in Business Administration majoring in Finance and an MBA with Distinction from the University of Western Ontario Richard Ivey School of Business.

The Company has entered into a Director Compensation and Indemnification Agreement with Mr. Murphy dated as of January 31, 2018. Pursuant to that agreement, Mr. Murphy will receive CAD$2,000 per month for his services as a member of the Board and, if appointed a member of the Audit Committee, CAD$1,000 per committee meeting (in cash or in common shares at the Company’s option) for his services as a member of the Audit Committee. Pursuant to that agreement, the Company also granted options to Mr. Murphy as disclosed in Item 3.02 above.

A copy of the press release announcing Mr. Murphy’s appointment to the Board is included as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2018	WESTERN URANIUM CORPORATION

	By:	/s/ Robert Klein
Robert Klein Chief Financial Officer

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